EXHIBIT 3
Text of Previous Article V, Sections 1, 4 and 5
Section 1. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the capital stock of the Corporation owned by him. The certificates for the respective classes of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer and President, or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and the seal of the Corporation shall be affixed thereto; provided, however, that, where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by Resolution so authorize, the signature of such Chairman of the Board, Chief Executive Officer and President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation, retirement or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issue and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of the name of the person, firm or corporation owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5 of this Article V.
Section 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more Transfer Agents and one or more Registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
Section 5. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificates of stock, another certificate or certificates may be issued in place thereof upon proof of such loss, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.
Text of Amended Article V, Sections 1, 4 and 5
Section 1. Certificates for Stock; Uncertificated Shares. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be in the form of uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the adoption of such a resolution authorizing the use of uncertificated shares, every owner of stock of the Corporation represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the capital stock of the Corporation owned by him. Such certificates for the respective classes of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer and President, or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and the seal of the Corporation shall be affixed thereto; provided, however, that, where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by Resolution so authorize, the signature of such Chairman of the Board, Chief Executive Officer and President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation, retirement or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issue and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of the name of the person, firm or corporation owning the stock represented by such certificates or uncertificated shares, the number and class of shares represented by such certificates or uncertificated shares, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5 of this Article V.

Section 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation and shares of stock in uncertificated form. It may appoint, or authorize any principal officer or officers to appoint, one or more Transfer Agents and one or more Registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
Section 5. Lost, Destroyed or Mutilated Stock Certificates. In case of loss, destruction or mutilation of any certificates of stock, another certificate or certificates, or uncertificated shares, may be issued in place thereof upon proof of such loss, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate, or uncertificated shares, may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.